Exhibit 99

CORRECTING and REPLACING Air Industries Group Reports Second Quarter 2007 Financial Results

CORRECTION...by Air Industries Group, Inc.

BAY SHORE, N.Y.--(BUSINESS WIRE)--August 19, 2007 Please replace the release dated August 14, 2007 with the following corrected version due to multiple revisions in the balance sheet. Also, headline of release should read: Air Industries Group Reports Second Quarter 2007 Financial Results (sted Air Industries Group Reports First Quarter 2007 Financial Results).

The corrected release reads:

AIR INDUSTRIES GROUP REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS

Air Industries Group, Inc. (OTCBB: AIRI), a holding company established to consolidate manufacturers, engineering integrators and specialized service providers to the aerospace/defense industry, today announced financial results for the second quarter ended June 30, 2007. The financial results reported by the Company include results from Sigma Metals, a distributor of specialty metals, from the date of acquisition in April 2007. Financial results and business development highlight for the year to date include:

--    Net Sales Increase 19% from 2Q06 and 47% from 1Q07

--    Gross Profit Margin Jumps to 22% in 2Q07 from 17% in 1Q07 and 19% in 2Q06

--    New Commercial Customers Added

--    Participation in Two New Commercial Product Platforms

--    Acquisition Strategy Progressed with Completion of Sigma Metals

--    Welding Metallurgy to Close Imminently

--    Firm Backlog at Record Level at June 30th

--    Raised Over $8 Million in Oversubscribed Offering

Second Quarter 2007 Financial Results

Net sales for the three months ended June 30, 2007 were $10,989,536, an increase of 19% as compared to net sales of $9,220,165 in the second quarter of 2006, and an increase of 47% as compared to $7,488,130 in the first quarter of 2007. The increase in net sales from the prior periods was primarily attributable to an improvement in order releases for parts and related defense components to one of the Company's prime aerospace customers as well as the contribution of Sigma Metals from the date of acquisition in April 2007.

Gross profit in the second quarter 2007 was $2,372,838, an increase of 35% as compared to gross profit of $1,752,839 for the same period of 2007, and an increase of 90% from $1,248,646 in the first quarter 2007. As a percentage of sales, gross margin in the second quarter 2007 was 22%, as compared to 19% for the same period of 2006 and 17% in the first quarter of 2007. The increase in the gross profit as well as gross profit as a percentage of sales for the second quarter of 2007 primarily reflects the higher level of revenue and related improvement in manufacturing efficiencies and, to a lesser extent, higher margin contributions from Sigma Metals revenues.

Selling, general and administrative ("SG&A") expenses for the second quarter were $2,330,498 as compared to $1,167,093 for the same period in 2006 and $1,126,792 in the first quarter 2007. The increase in SG&A reflects the increase in the Company's financial personnel and continued expenses for professional fees associated with the Company's acquisition program, including the addition of Sigma Metals in April 2007, enhancing its reporting systems and other public company compliance matters, including the cost of complying with Section 404 of the Sarbanes-Oxley Act by year-end.

The Company incurred a net loss before provision for income taxes of ($237,305) for the three months ended June 30, 2007, as compared to a pre tax profit of $224,423 for the three months ended June 30, 2006, and a pre tax net loss of ($6,723) in the three months ended March 31, 2007.

The net loss for the second quarter of 2007 was ($315,443), or ($0.01) per share, as compared to a net loss of ($40,432), or $0.00 per share, in the same period of 2006, and a net loss of ($71,487), or $0.00 per share, in the first quarter of 2007.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the second quarter 2007 was $306,908, as compared to $864,998 in the same period of 2006 and $290,458 for the first three months of 2007.

Air Industries Group considers EBITDA to be an important financial indicator of the Company's operational strength and performance, and uses this indicator when making decisions regarding investments in the various components of its business and acquisition valuations. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles ("GAAP"), and is thus susceptible to varying calculations, EBITDA, as presented, may not be directly comparable to other similarly titled measures reported by other companies.

First Half 2007 Financial Results

Net sales for the first six months of 2007 was $18,477,666, as compared to net sales of $18,118,437 for the same period in 2006. SG&A expenses for the first half of 2007 were $3,457,290 as compared to $2,172,178 for the same period in 2006. The net loss before provision for income taxes was ($244,028) for the first six months of 2007, compared to income before provision for income taxes of $460,641 for the 2006 period. The Company's net loss for the first half of 2007 was ($386,931) after nonrecurring items, as compared to net income of $275,933 in the same period of 2006.

At June 30, 2007, Air Industries Group had bank and other long-term debt of $12,894,937, and availability of approximately $1,000,000 under the Company's loan facilities with PNC Bank. All cash balances are applied on a daily basis to amounts outstanding under the revolving portion of the Company's loan facilities rather than being accounted for on the balance sheet as cash.

In April 2007, Air Industries raised $8,023,000 in gross proceeds from institutional and accredited investors through a private placement of 802,300 shares of its Series B Convertible Preferred Stock. A portion of the proceeds has been allocated toward the cash component for the acquisition of Sigma Metals. The common stock underlying the Series B Convertible Preferred Stock has been registered with the Securities and Exchange Commission and applied toward an average weighted shares outstanding basis to the Company's earnings per share calculations for the second quarter of 2007.

Management's Comments

"The improvements in revenue and gross margin, as well as progress with our consolidation strategy, as exhibited in the second quarter of 2007 are a harbinger of the growth to come in the second half of the year," said Peter Rettaliata, Air Industries Group President and Chief Executive Officer. "Importantly, resulting from our growth initiatives, we look forward to a return to profitability in the second half of the year. Our growth platforms and the apparently unabating activity in the commercial and military aerospace markets contributed toward our successful completion of an offering of securities that raised over $8 million. The offering was oversubscribed primarily as a result of stronger than anticipated demand from institutional investors."

"Integral to our growth strategy is our commitment to expand our products lines and diversify our revenue streams. This strategy is clearly being executed as evidenced by the closing of our acquisition of Sigma Metals in April. With high margin revenues, Sigma's contributions are already having a positive impact. We anticipate the closing of the Welding Metallurgy transaction, our third acquisition, to take place later this month, which will further diversify our business and add high margin revenues for the balance of the year. Our sights have been set on additional acquisitions that will augment our three growth platforms: Contract Manufacturing; Raw Materials Distribution; and, Welding & Fabrication."

"Within our Contract Manufacturing platform - represented by our Air Industries Machining Corp. (AIM) subsidiary, we have been progressing through the previously announced order delays arising from scheduling difficulties at one of AIM's largest customers. Shipments for previously received awards to this customer are expected to be back on schedule in the second half of 2007. However, we have received sizable new contract awards from this customer during the second quarter, serving as a clear indication that our revenue trajectory will continue to rise. Other progress in this platform was demonstrated by new awards from commercial customers for both new parts and new aircraft programs. With diversification and market share expansion at the core of our growth strategy, we believe our efforts are delivering their intended results."

Backlog and Guidance for 2007

The Company provides firm backlog as well as its projected backlog as two indicators of future activity. As of June 30, 2007, Air Industries Group had a firm 18-month backlog that was in excess of $48.0 million. This backlog level, which is solely derived from business relating to Air Industry Group's wholly-owned operating subsidiary, Air Industries Machining Corp., is the largest in the Company's history. The backlog at June 30th reflects a 29% increase as compared to the prior firm backlog of $37.3 million as of March 31, 2007.

The firm backlog at June 30, 2007, represents fully authorized orders for products to be delivered within the next 18 months. Additionally, Air Industry Group's projected backlog, which includes both the firm backlog as well as anticipated order releases, totaled approximately $65 million at June 30, 2007. These figures do not include orders relating to Sigma Metals, which was acquired in April 2007, or the pending acquisition of Welding Metallurgy.

The Company previously announced financial results guidance that includes a consolidation of AIM and Sigma Metals and Welding Metallurgy from their respective dates of acquisition. Management today reiterated its guidance for consolidated run rates by the end of 2007 for revenue within the range of $57 million to $60 million, EBITDA within the range of $4.5 million to $6.0 million, and net income within the range of $2.0 million to $2.5 million.

Earnings Results Conference Call

Management of Air Industries Group will conduct a conference call today at, August 14, 2007, at 2:00 p.m. Eastern Time to review the Company's financial results for the second quarter ended June 30, 2007.

To access the teleconference, please dial (866) 510-0710 (domestic) or (617) 597-5378 (international), and enter the passcode "75106411" when prompted. Please access the call approximately 10 minutes prior to the start time.

For those unable to listen to the live broadcast, a replay will be available by dialing (888) 286-8010 (domestic) or (617) 801-6888 (international), with playback access code "25898434", starting approximately two hours after the conclusion of the call and available until September 14, 2007.

ABOUT AIR INDUSTRIES GROUP, INC.

Air Industries Group, Inc. (OTCBB: AIRI) (formerly Gales Industries) is a holding company established to consolidate manufacturers, engineering integrators and specialized service providers to the aerospace/defense and commercial aviation industries. The Company is focused on flight safety and other critical componentry. Consolidation opportunities include companies operating within highly synergistic disciplines of manufacturing, technical services and strategic products distribution. The Company's strategy is to execute its consolidation principally amongst middle market aerospace/defense subcontractors. Air Industries Group offers a tailored exit strategy or management continuity strategy in exchange for qualified acquisitions, and targets technically superior organizations with revenues of up to $100 million annually. Information on the Company and its products may be found online at www.airindmc.com.

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, firm backlog, projected backlog, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the timing of projects due to the variability in size, scope and duration of projects, estimates, projections and forecasts made by management with respect to the Company's critical accounting policies, firm backlog, projected backlog, regulatory delays, government funding and budgets, matters pertaining to potential and pending acquisitions subject to and after closings, and other factors, including results of financial audits and general economic conditions, not within the Company's control. Certain of the Company's forward looking statements, with the projected backlog in particular, are formulated based on management's extensive industry experience and understanding and assessment of industry trends, customer requirements, and related government spending. Projected backlog may be subject to variability and may increase or decrease at any time based on a variety of factors, including but not limited to modifications of previously released orders, acceleration of orders under general purchase agreements, etc. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                           AIR INDUSTRIES GROUP, INC.
                 Condensed Consolidated Statement of Operations
                    For the three month period ended June 30,

                                                      2007             2006
                                                  ------------     ------------
                                                   (unaudited)       (audited)

Net sales                                           10,989,536        9,220,165
Cost of sales                                        8,616,698        7,467,326
                                                  ------------     ------------

Gross profit                                         2,372,838        1,752,839

Operating costs and expenses:
  Selling and marketing                                525,536          142,543
  General and administrative                         1,804,962        1,024,550
                                                  ------------     ------------

Income from operations                                  42,340          585,746

Interest and financing costs                           280,869          362,126
Gain on sale of life insurance policy                       --               --
Gain on Sale of Real Estate                             (9,509)              --
Other Income                                            (8,441)            (803)
Other Expenses                                          16,726               --
                                                  ------------     ------------

Loss (income) before income taxes                     (237,305)         224,423

Provision for income taxes                              78,138           84,855
                                                  ------------     ------------

Net (Loss) income                                     (315,443)         139,568

Less: Dividend attributable to preferred
 stockholders                                          110,964          180,000
                                                  ------------     ------------

Loss attributable to common stockholders          ($   426,407)    ($    40,432)
                                                  ============     ============

Income (Loss) per share (basic and diluted)       ($      0.01)    $       0.00
                                                  ============     ============

Weighted average shares outstanding                 65,667,564       14,723,421

                           AIR INDUSTRIES GROUP, INC.
                      Condensed Consolidated Balance Sheet

                                                     June 30,       December 31,
                                                       2007            2006
                                                   (unaudited)
ASSETS
Current Assets
  Cash and Cash Equivalents                       $  1,010,522     $         --
  Accounts Receivable, Net of Allowance for
   Doubtful Accounts of $204,566 and $176,458        6,331,004        3,508,957
  Inventory                                         20,360,593       15,257,641
  Prepaid Expenses and Other Current Assets            661,382          232,749
  Deposits                                             692,578          180,456
                                                  ------------     ------------
Total Current Assets                                29,056,079       19,179,803

  Property, Plant, and Equipment, net                3,394,883        3,565,316
  Deferred Financing Costs                             346,820          369,048
  Deferred Tax Asset                                    60,261                0
  Other Assets                                          86,585           63,522
  Goodwill                                           6,434,281        1,265,963
  Deposits                                             424,490          448,530
                                                  ------------     ------------
TOTAL ASSETS                                      $ 39,803,399     $ 24,892,182
                                                  ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts Payable and Accrued Expenses           $  7,501,565     $  7,648,426
  Notes Payable - Revolver                           9,899,414        5,027,463
  Notes Payable - Current Portion                      127,776          127,776
  Notes Payable - Sellers - Current Portion            555,004          192,400
  Capital Lease Obligations - Current Portion          166,397          407,228
  Due to Sellers                                             0           53,694
  Dividends Payable                                    120,003          120,003
  Deferred Gain on Sale - Current Portion               38,033           38,033
  Income Taxes Payable                                       0          653,426
                                                  ------------     ------------
Total current liabilities                           18,408,192       14,268,449

Long term liabilities
  Notes Payable - Net of Current Portion               581,570          645,458
  Notes Payable - Sellers - Net of Current
   Portion                                           1,603,674        1,290,562
  Capital Lease Obligations - Net of Current
   Portion                                             776,988          552,589
  Deferred Tax Liability                               695,379          512,937
  Deferred Gain on Sale - Net of Current
   Portion                                             694,101          713,118
  Deferred Rent                                        134,487           39,371
  Letter of Credit                                     127,500                0
                                                  ------------     ------------
Total liabilities                                   23,021,891       18,022,484

Stockholders' Equity
 Preferred Stock - $0.001 Par Value,
  8,003,716 Shares Authorized                               --               --
  Series B Convertible Preferred - $.001 Par
   value, 2,000,000 Shares Authorized,
   802,300 and 0 Shares Issued and
   Outstanding as of 6/30/07 and 12/31/06
   respectively                                          8,023               --
 Common Stock - $.001 Par, 120,055,746 Shares
  Auth., 67,008,469 and 57,269,301 Shares
  Issued and Outstanding as of 6/30/07 and
  12/31/06 respectively                                 67,009           57,269
  Additional Paid-In Capital                        18,179,678        7,898,702
  Accumulated Deficit                               (1,473,202)      (1,086,273)
                                                  ------------     ------------
Total Stockholders' Equity                          16,781,508        6,869,698

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $ 39,803,399     $ 24,892,182
                                                  ============     ============